Exhibit 99.1

Investor Relations:	Media Relations:
Glenn Etherington	David Sharpley
Chief Financial Officer	SVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS 15% INCREASE IN THIRD QUARTER REVENUES

Also Reports Net Loss of $0.06 and Pro Forma Net Income of $0.02 per Share

PLANO, TEXAS, October 27, 2005—MetaSolv, Inc. (NASDAQ: MSLV), a global leader in comprehensive operational support system solutions for next-generation communications service providers, today announced financial results for the third quarter ended September 30, 2005.

Revenues for the quarter increased 15% to $23.3 million, compared to third quarter 2004 revenues of $20.2 million. MetaSolv reported a net loss for the third quarter of $2.5 million, or $0.06 per share, compared to a net loss of $2.4 million, also $0.06 per share, in the third quarter of 2004. Results for the third quarter of 2005 included a restructuring charge of $2.2 million, related to severance costs and facilities.

On a pro forma basis, the company reported third quarter net income of $0.7 million, or $0.02 per share, compared to a pro forma net loss of $1.3 million, or $0.03 per share, in the third quarter of 2004. Adjusted EBITDA for the quarter was $1.4 million, compared to adjusted EBITDA of $0.1 million for the same period in the prior year.

For the nine months ended September 30, 2005, revenues were $68.1 million, a 14% increase from $59.7 million for the same period in 2004. MetaSolv reported a net loss for the nine months of $5.2 million, or $0.13 per share, compared to a net loss of $13.5 million, or $0.34 per share, for the same period in 2004. On a pro forma basis, the company reported a net loss for the nine month period of $0.3 million, or $0.01 per share, compared to a net loss of $5.5 million, or $0.14 per share, for the same period in 2004. Adjusted EBITDA for the nine months ended September 30, 2005 was $2.1 million, compared to negative adjusted EBITDA of $1.5 million for the same period in 2004.

Pro forma results exclude amortization of intangible assets, restructuring costs, stock compensation expense and loss (gain) on investments. Adjusted EBITDA represents pro forma net income (loss) excluding income tax expense, interest and other income, and depreciation and amortization. Please see page 7 for a complete reconciliation of pro forma net loss and adjusted EBITDA to net loss reported under accounting principles generally accepted in the United States.

“We are extremely pleased to report continued revenue growth, increased levels of pro forma net income and our highest level of adjusted EBITDA in over four years,” said T. Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “Our third quarter revenue performance was directly attributable to our continued growth in North America and execution of our globalization strategy. We achieved record license revenue from Europe and our highest quarterly revenue from the Asia-Pacific region in MetaSolv’s history. Overall, our international business accounted for 59% of our third quarter revenues.”

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MSLV Announces Third Quarter Results

October 27, 2005

Highlights of MetaSolv’s third quarter operating and financial results include:

•	A large, competitive inventory management win with an incumbent operator in China, which serves as MetaSolv’s strategic entry point into one of the largest and fastest growing markets in the world;

•	A signed framework agreement with a large, Tier 1, U.S.-based incumbent local exchange carrier, which selected MetaSolv as its activation platform for its next-generation IP-based services;

•	A key competitive win with our recently launched Activation 5 capability in India, where MetaSolv was selected to provide the activation platform for numerous services over its new MPLS-based IP network;

•	A license extension with the largest cable operator in Belgium, which will be extending MetaSolv’s deployment to enable its IPTV services, and additional VoIP license extensions with one of Europe’s largest multi-country cable operators, to enable triple play services;

•	A global reseller agreement with Lucent Technologies, providing it the ability to resell and deliver MetaSolv’s product portfolio to operators worldwide; and

•	An increase of approximately $4.2 million in the Company’s cash and marketable securities balance from $31.2 million at June 30, 2005 to $35.4 million at September 30, 2005.

“Our third quarter results further underscore the considerable momentum we are seeing in all regions worldwide as operators deploy next-generation mobile and IP-based services. Our continued focus and demonstrated leadership in enabling service providers to quickly launch and automate the delivery of broadband, mobile and IP services allows operators to realize value and a solid ROI with MetaSolv,” continued Holmes.

“MetaSolv is committed to achieving increased levels of profitable growth. With our market-leading portfolio, global customer base and unique value proposition to support next-generation services and network transformation, MetaSolv is well positioned to extend our industry leadership and deliver increased value to our stakeholders,” concluded Holmes.

Based on the company’s results for the third quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the fourth quarter of 2005 in a range of $22.5 million to $24.5 million. The company also established guidance for its earnings (loss) per share for the period of between ($0.01) and $0.02 per share. These projections include approximately $0.4 million in amortization of intangible assets and approximately $0.4 million in amortization of stock compensation. Excluding these charges, the company expects to report pro forma results of between break-even and net income of $0.03 per share.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking Investors, or by going to www.streetevents.com. Please visit the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and through the end of the business day on November 3, 2005, at (719) 457-0820 (confirmation number: 7744198) and at the Web sites referenced above.

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MSLV Announces Third Quarter Results

October 27, 2005

About MetaSolv

MetaSolv, Inc. (NASDAQ:MSLV) is a global leader in comprehensive operational support system solutions for next-generation communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 180 global service providers – including Brasil Telecom, BT, Cable & Wireless, Sprint, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2004, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues	$23,282	$20,196	$68,050	$59,663
Loss from operations	$(2,262)	$(2,074)	$(4,809)	$(13,320)
Net loss	$(2,490)	$(2,376)	$(5,208)	$(13,546)
Basic and diluted loss per share	$(0.06)	$(0.06)	$(0.13)	$(0.34)
Basic and diluted weighted average shares outstanding	41,420	40,367	41,098	39,372

Pro forma(1)
Net income (loss)	$693	$(1,341)	$(332)	$(5,530)
Basic and diluted income (loss) per share	$0.02	$(0.03)	$(0.01)	$(0.14)

(1)	See page 7 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

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MSLV Announces Third Quarter Results

October 27, 2005

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
License	$6,610	$5,623	$19,036	$17,445
Service	6,931	4,931	19,334	13,055
Maintenance	9,741	9,642	29,680	29,163

Total revenues	23,282	20,196	68,050	59,663

Cost of revenues:
License	259	175	494	542
Services and maintenance	8,237	8,193	26,208	22,004
Amortization of intangible assets	438	926	1,284	2,840

Total cost of revenues	8,934	9,294	27,986	25,386

Gross profit	14,348	10,902	40,064	34,277

Operating expenses:
Research and development	6,347	5,057	18,673	17,866
Sales and marketing	5,348	5,264	16,979	16,754
General and administrative	2,680	2,655	6,986	8,081
Restructuring costs	2,235	—	2,235	4,896

Total operating expenses	16,610	12,976	44,873	47,597

Loss from operations	(2,262)	(2,074)	(4,809)	(13,320)
Gain (loss) on investments	(97)	—	(97)	15
Interest and other income (expense), net	178	(96)	599	318

Loss before taxes	(2,181)	(2,170)	(4,307)	(12,987)
Income tax expense	309	206	901	559

Net loss	$(2,490)	$(2,376)	$(5,208)	$(13,546)

Basic and diluted loss per share	$(0.06)	$(0.06)	$(0.13)	$(0.34)
Basic and diluted weighted average shares outstanding	41,420	40,367	41,098	39,372

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MSLV Announces Third Quarter Results

October 27, 2005

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
License	$6,610	$5,623	$19,036	$17,445
Service	6,931	4,931	19,334	13,055
Maintenance	9,741	9,642	29,680	29,163

Total revenues	23,282	20,196	68,050	59,663

Cost of revenues:
License	259	175	494	542
Services and maintenance	8,141	8,189	25,933	21,994

Total cost of revenues	8,400	8,364	26,427	22,536

Gross profit	14,882	11,832	41,623	37,127

Operating expenses:
Research and development	6,219	5,045	18,234	17,831
Sales and marketing	5,298	5,259	16,842	16,738
General and administrative	2,541	2,567	6,577	7,847

Total operating expenses	14,058	12,871	41,653	42,416

Income (loss) from operations	824	(1,039)	(30)	(5,289)
Interest and other income (expense), net	178	(96)	599	318

Income (loss) before income taxes	1,002	(1,135)	569	(4,971)
Income tax expense	309	206	901	559

Net income (loss)	$693	$(1,341)	$(332)	$(5,530)

Basic and diluted income (loss) per share	$0.02	$(0.03)	$(0.01)	$(0.14)
Weighted average shares outstanding:
Basic	41,420	40,367	41,098	39,372
Diluted	43,493	40,367	41,098	39,372

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MSLV Announces Third Quarter Results

October 27, 2005

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,639	$11,858
Marketable securities	21,786	23,354
Trade accounts receivable, less allowance for doubtful accounts of $2,120 in 2005 and $2,110 in 2004	14,231	12,482
Unbilled receivables	3,200	1,156
Prepaid expenses	2,156	2,842
Other current assets	626	657

Total current assets	55,638	52,349

Property and equipment, net	5,557	6,685
Intangible assets	1,503	2,787
Other assets	815	945

Total assets	$63,513	$62,766

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,541	$4,780
Accrued expenses	20,806	19,644
Deferred revenue	10,097	7,350

Total current liabilities	35,444	31,774
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 42,044,426 in 2005, and 40,937,985 in 2004	211	205
Additional paid-in capital	151,203	148,772
Deferred compensation	(436)	(229)
Accumulated other comprehensive income	426	370
Retained earnings	(123,335)	(118,126)

Total stockholders’ equity	28,069	30,992

Total liabilities and stockholders’ equity	$63,513	$62,766

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MSLV Announces Third Quarter Results

October 27, 2005

METASOLV, INC.

RECONCILIATION OF NET LOSS, PRO FORMA NET INCOME (LOSS), AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net loss as reported under Generally Accepted Accounting Principles	$(2,490)	$(2,376)	$(5,208)	$(13,546)
Amortization of intangible assets	438	926	1,284	2,840
Stock compensation expense	413	109	1,260	295
Restructuring costs	2,235	—	2,235	4,896
Loss (gain) on investments	97	—	97	(15)

Pro forma net income (loss)	$693	$(1,341)	$(332)	$(5,530)

Pro forma net income (loss)	$693	$(1,341)	$(332)	$(5,530)
Depreciation and amortization	598	1,110	2,105	3,755
Income tax expense	309	206	901	559
Interest and other income, net	(178)	96	(599)	(318)

Adjusted EBITDA	$1,422	$71	$2,075	$(1,534)

The company’s pro forma results should not be considered a measure of financial performance under accounting principles generally accepted in the United States (“US GAAP”). Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with US GAAP, and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with US GAAP that is most comparable to MetaSolv’s pro forma results, as defined.

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